Exhibit 6

                           FORM OF VOTING AGREEMENT


          THIS VOTING AGREEMENT (this "Voting Agreement") is entered into as of
                                       ----------------
May 14, 2001 by and between Motient Corporation, a Delaware corporation ("Acquiror"), and the undersigned stockholder (the "Stockholder") of Rare Medium
  --------                                          -----------
Group, Inc., a Delaware corporation (the "Company").
                                          -------

          WHEREAS, pursuant to, and upon the terms and subject to the conditions set forth in, that certain Agreement and Plan of Merger, dated as of May 14, 2001 (the "Merger Agreement"), by and between Acquiror, the Company and MR
           ----------------
Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Acquiror ("Merger Sub"), among other things, Merger Sub will be merged with and
           ----------
into the Company (the "Merger") and, as a result of the Merger, the separate
                       ------
corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger; and

          WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, the Stockholder has agreed to execute and deliver to Acquiror this Voting Agreement;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  Capitalized terms used and not defined herein shall
              -----------
have the meanings specified in the Merger Agreement.

          2.  Voting; Grant of Proxy and Further Assurances.  The Stockholder
              ---------------------------------------------
hereby irrevocably agrees, during the Term (as defined below), to cast all votes attributable to that number of shares of Company Common Stock and Company Preferred Stock as set forth on Annex A hereto and any other such shares which
                                -------
are beneficially owned or hereafter acquired by the Stockholder and over which the Stockholder has direct or indirect voting power (the "Shares") at any annual
                                                          ------
or special meeting of stockholders of the Company, including any adjournments or postponements thereof, or written consent of stockholders in lieu thereof (a "Meeting"), in favor of the approval and adoption of the Merger and the Merger
 -------
Agreement and against any Competing Transaction for the Company. Contemporaneously with the execution of this Voting Agreement, (a) the Stockholder has delivered to Acquiror a proxy in the form attached to this Voting Agreement as Exhibit A (a "Proxy"), which shall be irrevocable to the
                    ---------     -----
fullest extent permitted by law and to the extent provided therein (but shall be subject to termination as set forth herein), with respect to the Shares referred to therein, and (b) the Stockholder has caused to be delivered to Acquiror an additional Proxy executed on behalf of the record owner of any outstanding shares of Company

Common Stock and Company Preferred Stock that are owned beneficially, but not of record, by such Stockholder, which Proxy shall be irrevocable to the fullest extent permitted by law and to the extent provided therein (but shall be subject to termination as set forth herein), with respect to the Shares referred to therein. The Stockholder agrees not to enter into any agreement or understanding the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Voting Agreement, including in this Section 2.

          3.  Restrictions on Transfer; Non-Interference.  The Stockholder
              ------------------------------------------
hereby agrees during the Term not to (a) directly or indirectly sell, transfer, pledge, encumber (other than by operation of law), assign or otherwise dispose of (collectively, "Transfer"), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of any of the Shares, except to the extent (i) such Transfer is approved in advance in writing by Acquiror or (ii) the transferee of the Shares, prior to and as a condition to such Transfer, executes and delivers to Acquiror an agreement in substantially the form of this Voting Agreement; (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (c) take any action which would have the effect of preventing or inhibiting the Stockholder from performing the Stockholder's obligations under this Voting Agreement.

          4.  Covenants with Respect to the Company.  The Stockholder hereby
              --------------------------------------
agrees that during the Term, the Stockholder shall not, and shall direct and use its best efforts to cause the Company, the Company Subsidiaries and the Representatives of the Company and the Company Subsidiaries not to, directly or indirectly: (a) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction for the Company; or (b) enter into or participate in any discussions or negotiations with any Person regarding a Competing Transaction for the Company, or furnish to any Person any information regarding a Competing Transaction for the Company, or take any other action to facilitate or cooperate with the making of any inquiry or proposal regarding a Competing Transaction for the Company; or (c) agree to approve or endorse any Competing Transaction for the Company.

          5.  Covenants with Respect to XMSR Common Stock.  During any Short
              -------------------------------------------
Sale Prohibition Period, the Stockholder shall, and shall cause each of its affiliates (as such term is defined in the Merger Agreement) to, comply with
Section 16(c) of the Exchange Act with respect to transactions in XM Class A Stock to the same extent as if Section 16(c) of the Exchange Act, applied by its terms to the Stockholder. For purposes of this Section 5, a "Short Sale
                                                              ----------
Prohibition Period" means the period of time commencing on the date of this
------------------
Voting Agreement and ending at the Termination Time (as defined below).

          6.  Additional Covenants.  The Stockholder hereby agrees that during
              --------------------
the Term, the Stockholder shall not (i) convert or otherwise exchange any shares of Preferred Stock of the Company held by the Stockholder (and any such shares which are hereafter acquired by the Stockholder) into shares of Company Common Stock, (ii) exercise its rights to purchase shares of Company Common Stock pursuant to any warrants to purchase Company Common Stock held by the Stockholder (and any such warrants which are hereafter acquired by the Stockholder), or (iii) purchase or otherwise acquire any shares of Company Common Stock.

          7.  Waiver of Optional Redemption Rights.  The Stockholder hereby
              ------------------------------------
agrees during the Term not to exercise any and all of its rights under Section 5 (Optional Redemption) of Article Fourth of the Restated Certificate of Incorporation of Company, including without limitation, its right to elect that the Company redeem shares of Preferred Stock of the Company for cash.

          8.  Warrants; Obligations of New Lenders.  The Stockholder
              ------------------------------------
acknowledges and agrees that the Company Warrants (as defined in the Merger Agreement) held by it shall be assumed by Acquiror and become warrants to purchase Acquiror Series A Non-Voting Preferred Stock in accordance with the terms of Section 2.05 of the Merger Agreement. The Stockholder acknowledges the obligations of the New Lenders (as defined in the Merger Agreement) under
Section 2.06 of the Merger Agreement, and subject to the terms and conditions set forth in the Merger Agreement, the Stockholder agrees to perform, or cause it affiliates or designees to perform, as the case may be, the obligations of the New Lenders under Section 2.06 of the Merger Agreement.

          9.  Representations and Warranties of Stockholder.  The Stockholder
              ---------------------------------------------
hereby represents and warrants to Acquiror as follows: (a) the Stockholder understands that the Discrepancy Notes and the XM Class A Stock (the "Merger
                                                                      ------
Securities") paid to the Stockholder as Preferred Stock Merger Consideration in
----------
the Merger (i) have not been, and will not be prior to the Effective Time, registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              ---------------
or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of the Stockholder contained in this Agreement, and (iii) the Merger Securities may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder; (b) the Stockholder is acquiring the Merger Securities for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act, (c) the Stockholder is an "Accredited Investor" (as defined in Rule 501(a) under the Securities Act), and
(d) the Stockholder is domiciled in the State of New York and the Merger Securities were offered and sold to the Stockholder solely in the State of New York.

          10.  Termination of Existing Agreements.  Subject to and effective
               ----------------------------------
upon the consummation of the Merger, the Stockholders hereby agree to terminate those agreements with the Company specified on Exhibit B.
                                               ---------

          11.  Authorization; Binding Obligation.  The Stockholder hereby
               ---------------------------------
represents and warrants to Acquiror that (a) the Stockholder has taken all corporate action necessary to enter into this Voting Agreement and to consummate the transactions contemplated hereby, (b) the Stockholder owns of record and beneficially good and valid title to all of the Shares, free and clear of any and all Encumbrances, and (c) this Voting Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).

          12.  No Conflict.  The Stockholder hereby represents and warrants to
               -----------
Acquiror that the execution and delivery of this Voting Agreement by the Stockholder does not, and the performance of the Stockholder's obligations under this Voting Agreement will not, (a) conflict with or violate the articles of incorporation or other similar organizational documents of the Stockholder, (b) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder's properties is bound or affected, which conflict or violation would adversely affect Stockholder's ability to perform its obligations under this Voting Agreement; or (c) result in any Encumbrance on the Shares, other than the requirements of this Voting Agreement.

          13.  Understanding of this Voting Agreement.  The Stockholder has
               --------------------------------------
carefully read this Voting Agreement and has discussed its requirements, to the extent the Stockholder believes necessary, with counsel to the Stockholder. The Stockholder further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Voting Agreement.

          14.  Headings.  The headings of the Sections of this Voting Agreement
               --------
are inserted for convenience of reference only and do not form a part or affect the meaning hereof.

          15.  Counterparts.  This Voting Agreement may be executed in
               ------------
counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

          16.  Entire Agreement; Assignment.  This Voting Agreement (a)
               ----------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

          17.  Governing Law.  This Voting Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of Delaware without regard to any principles of Delaware conflicts of law.

          18.  Specific Performance.  The parties hereto agree that if any of
               --------------------
the provisions of this Voting Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          19.  Jurisdiction.  The parties hereto agree that any suit, action or
               ------------
proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Voting Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or any Delaware State court sitting in Wilmington, Delaware having subject matter jurisdiction, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

          20.  Parties in Interest.  This Voting Agreement shall be binding upon
               -------------------
and inure solely to the benefit of each party hereto, and nothing in this Voting Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Voting Agreement.

          21.  Amendment; Waivers.  This Voting Agreement shall not be amended,
               ------------------
altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of either party hereto in exercising any right, power or privilege under this Voting Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

          22.  Additional Actions and Documents.  Each of the parties hereto
               --------------------------------
hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Voting Agreement.

          23.  Stockholder Capacity.  The Stockholder signs solely in its
               --------------------
capacity as the beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken or omitted to be taken by any representative, designee or affiliate of the Stockholder in his or her capacity as a director of the Company including, without limitation, those actions permitted by Section 5.05(e) of the Merger Agreement.

          24.  Termination. This Voting Agreement and any Proxy delivered
               -----------
hereunder shall terminate and shall have no further force or effect as of the earlier to occur of such time as the (a) Merger shall become effective in accordance with the terms set forth in the Merger Agreement, (b) the Merger Agreement shall have been modified or amended in violation of Section 8.04 thereof or any extension or waiver shall have been granted in violation of
Section 8.05 thereof, or (c) Merger Agreement shall have been terminated in accordance with the terms thereof (such time being the "Termination Time"). For
                                                        ----------------
purposes of this Voting Agreement, "Term" shall mean the period from the date
                                    ----
hereof until the Termination Time.



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                                      -6-

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                          MOTIENT CORPORATION

                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________

                                          [______________________]

                                          By: ___________________________
                                          Name: _________________________
                                          Title: ________________________

                                    ANNEX A
                                    -------

                                   EXHIBIT A
                                   ---------

                           Form of Irrevocable Proxy


     The undersigned Stockholder of Rare Medium Group, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted
                  -------
by law) appoints and constitutes Motient Corporation, a Delaware corporation

("Acquiror"), and Walter V. Purnell, Jr. and David Engvall of Acquiror in their
  --------
respective capacities as officers of Acquiror, and any individual who shall hereafter succeed to any such office of Acquiror and each of them individually, and any individual designated in writing by any of them, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to the Shares (as such term is defined in the Company Voting Agreement dated as of the date hereof, between Acquiror and the undersigned (the "Company Voting Agreement"))
                                                   ------------------------
on the matters described below (and on no other matter), until the earlier to occur of such time as the (a) Merger (as defined below) shall become effective in accordance with the terms and subject to the conditions set forth in the Merger Agreement (as defined below), (b) the Merger Agreement shall have been modified or amended in violation of Section 8.04 thereof or any extension or waiver shall have been granted in violation of Section 8.05 thereof, or (c) the Merger Agreement shall have been terminated in accordance with the terms thereof (such time being the "Termination Time"). Upon the execution hereof, all prior
                      ----------------
proxies given by the undersigned with respect to the Shares are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to the voting of any of the Shares except to the extent that such proxies do not prevent the voting of this proxy in favor of the matters described below.

     This proxy is irrevocable (subject to the termination of the proxy as set forth in the Company Voting Agreement), is coupled with an interest, is granted in connection with the execution and delivery of the Company Voting Agreement, and is granted in consideration of Acquiror entering into the Agreement and Plan of Merger, dated as of the date hereof, between Acquiror and the Company (the "Merger Agreement").
 ----------------

     During the period from the date hereof until the Termination Time, the proxy named above (and its successors) will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, called or solicited, as the case may be, for the purpose of voting on the Merger Agreement and the transactions expressly contemplated thereby in favor of the approval and adoption of the Merger Agreement and the approval of the merger (the "Merger") contemplated thereby,
                                               ------
and in favor of each of the other
actions contemplated by the Merger Agreement. The undersigned may vote the Shares on all other matters.

     This proxy shall be binding upon the representatives, successors and permitted assigns of the undersigned.

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy shall terminate and shall have no further force and effect as of the Termination Time.

Date:  May 14, 2001                [______________________]

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   Number of Shares and class of Shares owned of record as of the date of this proxy:


                                   _____________________________________________

                                   EXHIBIT B
                                   ---------


Amended and Restated Securities Purchase Agreement, dated as of June 4, 1999, among Rare Medium Group, Inc. and Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. and AIF IV/RRRR LLC, and any documents, certificate or agreements entered into in connection therewith.